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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

InfuSystem Holdings, Inc.

Madison Heights, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form     S-8 of InfuSystem Holdings, Inc. and subsidiaries, of our report dated March 22, 2019, relating to the consolidated financial statements of InfuSystem Holdings, Inc. and subsidiaries appearing in its Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Troy, Michigan

June 14, 2019